Exhibit 10.18
FIFTH LOAN MODIFICATION AGREEMENT
     This Fifth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of October 15, 2004, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name “Silicon Valley East” (“Bank”) and NSI SOFTWARE, INC., successor by merger with NETWORK SPECIALISTS, INCORPORATED, a Delaware corporation, with offices at Two Hudson Place, Suite 700, Hoboken, New Jersey 07030 (“Borrower”).
1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of October 16, 2003, evidenced by, among other documents, a certain Loan and Security Agreement dated as of October 16, 2003 between Borrower and Bank, as amended (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.
2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).
Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.
3. DESCRIPTION OF CHANGE IN TERMS.
Modification to Loan Agreement.
A.	Section 1(A)(i) of the Schedule to the Loan Agreement is hereby amended by deleting the following text appearing therein :

“(i) $4,500,000.00 at any time outstanding (the “Maximum Credit Limit”); minus”

and substituting the following text therefor:

“(i) $4,750,000.00 at any time outstanding (the “Maximum Credit Limit”); minus”

B.	Section 1(B)(i) of the Schedule to the Loan Agreement is hereby amended by deleting the following text appearing therein:

“(i) 75% of the amount of the Borrower’s Eligible Receivables; minus”

and substituting the following text therefor:

“(i) 75% of the amount of the Borrower’s Eligible Receivables, exclusive of Deferred Revenue Offsets and rebate accruals; provided, however, in the event that Borrower has an Adjusted Quick Ratio (to be tested on a monthly basis, as of the end of each month) of at least 1.25 to 1.0, then Silicon will not exclude such Deferred Revenue Offsets or rebate accruals; minus”

C.	Section 2 of the Schedule to the Loan Agreement is hereby amended to delete the text “$5,000.00” appearing in the Minimum Monthly Interest section and substituting the text “Not applicable” therefor.

D.	Section 3 of the Schedule to the Loan Agreement is hereby amended to delete the following text appearing therein:

“Unused Line Fee: (Intentionally omitted).”

and substituting the following text therefor:

“Unused Line Fee: In the event, in any calendar month (or portion thereof at the beginning and end of the term hereof), the average daily principal balance of the Loans outstanding during the month is less than the amount of the Maximum Credit Limit, Borrower shall pay Silicon an unused line fee in an amount equal to 0.50%% per annum on the difference between the amount of the Maximum Credit Limit and the average daily principal balance of the Loans outstanding during the month, which unused line fee shall be computed and paid monthly, in arrears, on the last day of each month.”

E.	Section 4 of the Schedule to the Loan Agreement is hereby amended by deleting same in its entirety and substituting the following therefor:
“4.	Maturity Date

(Section 6.1) October 14, 2005.”
F.	Section 5a.(i)(n) of the Schedule to the Loan Agreement and Section 5a.(ii) is hereby amended by deleting same its entirety and substituting the following therefor:
“(n)	($1,600,000) at September 30, 2004;

(o)	$1,600,000 at October 31, 2004;

(p)	$600,000 at November 30, 2004;

(q)	$2,300,000.00 at December 31, 2004

(r)	$700,000 at January 31, 2005;

(s)	($300,000) at February 28, 2005;

(t)	$600,000 at March 31, 2005;

(u)	($600,000) at April 30, 2005;

(v)	($1,650,000) at May 31, 2005;

(w)	($400,000) at June 30, 2005;

(x)	($1,800,000) at July 31, 2005;

(y)	($3,000,000) at August 31, 2005;

(z)	($1,800,000) at September 30, 2005;

(aa)	($2,500,000) at October 31, 2005;
plus
(ii)	80% of all consideration received after October 8, 2004 from proceeds from the issuance of any equity securities of the Borrower and/or subordinated debt incurred by the Borrower.”

G.	Section 5b. of the Schedule to the Loan Agreement is hereby amended by deleting the text “$750,000.00” appearing in the Minimum Cash or Excess Availability covenant and substituting the text “$300,000.00” therefor.

H.	Section 8(4) of the Schedule to the Loan Agreement is hereby amended by deleting subsection (c) of the definition of “Intellectual Property Granting Event” set forth therein.

I.	Section 8 of the Loan Agreement is hereby amended to add the following definitions of “Adjusted Quick Ratio” and “Deferred Revenue Offsets” as they would appear therein alphabetically:

“”Adjusted Quick Ratio” is the ratio of (i) Quick Assets to (ii) Current Liabilities minus Borrower’s Deferred Revenue liabilities.

“Deferred Revenue Offsets” is calculated by Silicon and is equal to either, at Silicon’s discretion in each instance, (i) 35% of the total Deferred Revenue liabilities of Borrower or (ii) the total amount of Deferred Revenue liabilities for each specific Account Debtor related to specific Eligible Receivables.”
4. FEES. Borrower shall pay to Bank on the date hereof a fully-earned, non-refundable renewal fee of Twenty Three Thousand Seven Hundred Fifty Dollars ($23,750.00). Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.
5. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms, and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate delivered to the Bank on or about October 16, 2003, and acknowledges, confirms and agrees the disclosures and information provided therein has not changed, as of the date hereof.
6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.
8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against the Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Bank, whether known or unknown, at law or in equity, all of tem are hereby expressly WAIVED and Borrower hereby RELEASES the Bank from any liability hereunder.
9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.
10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

     This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.
BORROWER:
NSI SOFTWARE, INC. , successor by merger with
NETWORK SPECIALISTS, INCORPORATED

By:	/s/ S. Craig Huke

Name:	S. Craig Huke
Title:	Chief Financial Officer
BANK:
SILICON VALLEY BANK, d/b/a
SILICON VALLEY EAST

By:	/s/ John V. Atenasoff

Name:	John V. Atenasoff
Title:	Senior Vice President